Exhibit 99.1

Press Release

StoneMor Partners L.P. Announces 2005 First Quarter Results

Bristol, PA, May 16, 2005—StoneMor Partners L.P. (NASDAQ: STON) today announced its operating results for the first quarter ended March 31, 2005. On September 20, 2004, the business of Cornerstone Family Services, Inc. and its subsidiaries was contributed to StoneMor Partners L.P. in connection with the initial public offering of common units representing limited partner interests in StoneMor Partners L.P. Operating results for the first quarter ended March 31, 2004 reflect the operating results of Cornerstone Family Services, Inc., the predecessor to StoneMor Partners L.P.

The following table summarizes selected comparative items that the Partnership believes is representative of its operating performance for the periods presented.

	Three Months Ended March 31,
	2004	2005
	(in thousands)
Total Revenues	$18,468	$21,107
Operating Profit	$1,101	$2,559
Net Income (Loss)	$(1,388)	$758
Distributable Free Cash Flow (a)		$4,114

(a)	This is a non-GAAP financial measure, as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures within this press release.

Lawrence Miller, Chief Executive Officer of StoneMor GP LLC, the general partner of StoneMor Partners L.P., stated, “We are delighted to announce the results for our first quarter ended March 31, 2005. We believe that the first quarter results are indicative of our company’s focus of managing primarily for distributable free cash flow, and secondarily for operating profits and revenues. Our first quarter distribution of $4.0 million ($0.4625 per unit) was paid on May 13, 2005. Additionally, our results highlight the positive effect of our September 20, 2004 initial public offering and the sale of senior secured notes that enabled us to decrease interest expense by 36%. In spite of the nature of GAAP revenue recognition accounting principles, which do not allow us to recognize revenues from pre-need sales until the merchandise is delivered or the services are performed, we realized net income of $0.8 million in the first three months of 2005 as compared to a net loss of $1.4 million during the corresponding period of 2004.”

Mr. Miller continued, “We continue to evaluate potential cemetery acquisitions as a strategy to grow our business. Our experience and industry contacts have provided us with multiple opportunities that we continue to review. Our intention is to acquire cash-accretive properties at reasonable multiples so that we may increase future distributions to our unitholders.”

William R. Shane, Executive Vice President and Chief Financial Officer of StoneMor GP LLC, stated, “Our company continues to improve revenues, operating profit and net earnings. The improvements for the quarter ended March 31, 2005 were attributable to our continuing commitment to purchase and deliver products and perform services in advance of the time of need. The revenue increase during the first quarter of 14.1% was specifically related to this effort.”

The Company’s operating data is important in evaluating its performance. Interments performed during the first quarter of 2005 were essentially the same as 2004. Cemetery revenues per interment performed, however, increased $451, or 15.2%. The number of contracts written decreased in the first quarter of 2005 from the first quarter of 2004 by 6.8%, while the average revenue per contract increased 1.4%. These results are consistent with the company’s strategy of employing more experienced sales personnel.

Total revenues for the first quarter 2005 increased by $2.6 million, or 14.1%, as compared to the same period in 2004, with a corresponding increase in operating profit, of $1.5 million, or 132.4%. The primary reasons for the increase in operating profit were: an increase in product deliveries of 34% from pre-need sales, coupled with an increase of 5.3% in revenues from at-need sales; additionally, operating profit from the Partnership’s funeral homes increased to $0.2 million during the quarter, and amortization of the company’s credit facility was $0.4 million less than 2004 due to the debt restructuring that occurred at the time of the Partnership’s recent public offering.

Net earnings for the first quarter of 2005 increased by $2.1 million from the first quarter of 2004 as a result of increased revenue recognized of $2.6 million, decreased interest expense of $1.0 million resulting from our September 2004 refinancing, partially offset by increases in directors’ and officers’ insurance premiums, professional fees, and increased commissions recognized related to the higher level of merchandise and services delivered.

The Company continues to monitor its deferred cemetery revenue, net. This account totaled $127.2 million, essentially unchanged during the first quarter 2005, and represents a backlog of cemetery revenue less costs of sales and direct selling expenses to be recognized as contracts are serviced. As previously indicated, many of these contracts can be fully paid, as cash collected is not a factor in revenue recognition. The increased servicing of products, which is approximately equivalent to new contracts sold, was the main reason for the deferred cemetery revenue activity remaining unchanged.

The Company defines distributable free cash flow as net cash provided by operating activities before appropriate reserves, if any, adjusted for expenditures related to its initial public offering less maintenance capital expenditures and debt payments not funded by the proceeds of that offering, and other expenditures not related to normal operating activities during the period presented. A reconciliation between net cash provided by operating activities (the GAAP financial measure the Company believes is most directly comparable to distributable free cash flow) and distributable free cash flow for the quarter ended March 31, 2005 follows:

Net cash provided by operating activities	$3,342
Maintenance capital expenditures not funded by the public offering proceeds	(562)
Debt payments not funded by the public offering proceeds	—
Payment of state taxes related to the conversion to an MLP	143
Annual payment of corporate bonuses for 2004 paid in March 2005	1,588
Quarterly reserve for payment of annual bonuses	(397)

Distributable free cash flow	$4,114

Periodically, the Partnership makes payments during a quarter that are related to activities for the entire year. The annual payment of corporate bonuses of $1,588,000 in March 2005 is a payment of that nature. The Partnership’s cash flow during any specific quarter is not intended to be adequate to cover these types of expenditures. However, annual cash flows are intended to be adequate. In order to fund unit distributions, the Partnership borrowed $1,600,000 from its working capital line of credit after March 31, 2005 in accordance with its partnership agreement. The Partnership intends to repay this borrowing within the next 12 months.

Distributable free cash flow is a non-GAAP financial measure, as defined by the Securities and Exchange Commission. Please see the discussion of non-GAAP financial measures within this press release.

Cash flow results were also positive. Net cash provided by operating activities in the first quarter 2005 increased $3.4 million from cash used in operations of $0.1 million in 2004.

Investors’ Conference Call

An investors’ conference call to review the 2005 first quarter results will be held on Monday, May 16, 2005, at 11:00 a.m. Eastern Time. The conference call can be accessed by calling (888) 662-9069. An audio replay of the conference call will be available through May 31, 2005. The access number for the audio replay is as follows: (800) 633-8284. The reservation number for the audio replay is 21245490. The audio replay of the conference call will be archived on StoneMor’s website at http://stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Bristol, Pennsylvania, is an owner and operator of cemeteries in the United States, with 132 cemeteries in 12 states. StoneMor is the only publicly traded deathcare company focused almost exclusively on cemeteries and is the only publicly held death care company structured as a Partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials and other related deathcare services.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at http://stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of the Company’s operating activities, the plans and objectives of the Company’s management, assumptions regarding the Company’s future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “project,” ”expect,” “anticipate,” “predict” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the following: uncertainties associated with future revenue and revenue growth; the impact of the Company’s significant leverage on its operating plans; the ability of the Company to service its debt; the Company’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; variances in death rates; variances in the use of cremation; changes in the political or regulatory environments, including potential changes in tax and GAAP accounting and trust policies; the Company’s ability to successfully implement a strategic plan relating to producing operating improvement, strong cash flows and further deleveraging; and various other uncertainties associated with the death care industry and the Company’s operations in particular.

When considering forward-looking statements, all readers should keep in mind the risk factors and other cautionary statements set forth in our SEC filings. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

StoneMor Partners L.P.

Successor to Cornerstone Family Services, Inc. (Predecessor)

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2004	March 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,474	$12,405
Accounts receivable, net of allowance	25,479	25,673
Prepaid expenses	1,778	2,617
Other current assets	861	1,036

Total current assets	42,592	41,731

LONG-TERM ACCOUNTS RECEIVABLE - net of allowance	32,402	31,378
CEMETERY PROPERTY	150,215	149,606
PROPERTY AND EQUIPMENT	22,616	22,724
MERCHANDISE TRUSTS, restricted, at fair value	114,798	109,981
PERPETUAL CARE TRUSTS, restricted, at fair value	127,949	126,501
DEFERRED FINANCING COSTS - net of accumulated amortization	2,551	2,376
OTHER ASSETS	1,344	1,350

TOTAL ASSETS	$494,467	$485,647

LIABILITIES AND PARTNERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$6,136	$4,252
Accrued interest	162	162

Total current liabilities	6,298	4,414

LONG-TERM DEBT	80,000	80,000
DEFERRED CEMETERY REVENUES, net	127,426	127,207
MERCHANDISE LIABILITY	37,477	35,888

TOTAL LIABILITIES	251,201	247,509

COMMITMENTS AND CONTINGENCIES
NON-CONTROLLING INTEREST IN PERPETUAL CARE TRUSTS	127,949	126,501
General partner	1,663	1,589
Limited partners:
Common	72,892	71,089
Subordinated	40,762	38,959

Total partners’ equity	115,317	111,637

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$494,467	$485,647

See accompanying notes to the Consolidated Financial Statements in Form 10-K Report for the year ended December 31, 2004.

StoneMor Partners L.P.

Successor to Cornerstone Family Services, Inc. (Predecessor)

Condensed Consolidated Statement of Operations

(in thousands, except unit data)

(unaudited)

	Cornerstone Family Services, Inc.	StoneMor Partners L.P.
	Three months ended March 31,
	2004	2005
Revenues:
Cemetery	$17,969	$20,486
Funeral home	499	621

Total revenues	18,468	21,107

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown separately below):
Land and crypts	828	963
Perpetual care	633	615
Merchandise	763	1,295
Cemetery expense	4,673	4,717
Selling expense	3,855	4,226
General and administrative expense	2,483	2,378
Corporate overhead	2,435	3,075
Depreciation and amortization	1,265	845
Funeral home expense	432	434

Total cost and expenses	17,367	18,548

OPERATING PROFIT	1,101	2,559
INTEREST EXPENSE	2,532	1,581

INCOME (LOSS) BEFORE INCOME TAXES	(1,431)	978
INCOME TAXES (BENEFIT):
State and franchise taxes	312	40
Federal	(355)	180

Total income taxes (benefit)	(43)	220

NET INCOME (LOSS)	$(1,388)	$758

Supplemental information for the period from January 1, 2005 to March 31, 2005:
Net income		$758
General partner’s interest in net income for the period		$15

Limited partners’ interest in net income for the period
Common		$371
Subordinated		$371

Net income per limited partner (common) unit (basic and diluted)		$.09
Weighted average number of limited partners’ units outstanding (basic and diluted)		8,480

See accompanying notes to the Consolidated Financial Statements in Form 10-K Report for the year ended December 31, 2004.

StoneMor Partners L.P.

Successor to Cornerstone Family Services, Inc. (Predecessor)

Condensed Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	2004	2005
OPERATING ACTIVITIES:
Net income (loss)	$(1,388)	$758
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activity:
Cost of lots sold	1,085	802
Depreciation and amortization	1,265	846
Deferred income tax (benefit)	(163)	—
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(288)	830
Merchandise trust fund	(3,299)	1,958
Prepaid expenses	8	(839)
Other current assets	192	(175)
Other assets	(804)	(5)
Accounts payable and accrued and other liabilities	(110)	(1,884)
Deferred cemetery revenue	4,196	2,640
Merchandise liability	(744)	(1,589)

Net cash provided by operating activities	(50)	3,342

INVESTING ACTIVITIES:
Additions to cemetery property	(230)	(227)
Acquisitions of property and equipment	(272)	(746)

Net cash used in investing activities	(502)	(973)

FINANCING ACTIVITIES:
Cash distribution	—	(4,438)
Additional borrowings on long-term debt	1,998	—
Repayments of long-term debt	(1,396)	—

Net cash provided by (used in) financing activities	602	(4,438)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	50	(2,069)
CASH AND CASH EQUIVALENTS - Beginning of period	5,554	14,474

CASH AND CASH EQUIVALENTS - End of period	$5,604	$12,405

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$2,468	$1,576

Cash paid during the period for income taxes	$15	$671

See accompanying notes to the Consolidated Financial Statements in Form 10-K Report for the year ended December 31, 2004.

Non-GAAP Financial Measures

Distributable Free Cash Flow

We present distributable free cash flow because management believes this information is a useful adjunct to net cash provided by operating activities under GAAP. Distributable free cash flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any quarter at a level sufficient to pay the minimum quarterly cash distribution to the holders of our common units and subordinated units and for other purposes such as repaying debt and expanding through strategic investments.

Distributable free cash flow is similar to quantitative standards of free cash flow used throughout the death care industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable free cash flow is not a measure of financial performance and should not be considered as an alternative to cash flows from operating, investing or financing activities.